EXHBIT 77Q1

                                    EXHIBITS

(a)(1) Form of Articles Supplementary to Charter Document filed herein.

(b)(1) The text of the Registrant's investment policies complying with Rule 35d-1 is substantially the same as the description contained in Item 77D above.

(d)(1) Form of Sub-Advisory Agreement between ING Investments, LLC and AIC Asset Management, LLC filed herein.